Exhibit 10.3

MF Global Ltd.

Amended and Restated 2007 Long Term Incentive Plan

Form of Share Option Award Agreement

Parties: Employee and MF Global Ltd.

Subject of Agreement: Share Options

Key Terms:

•	Normal vesting in equal installments on the 1st, 2nd and 3rd anniversary of the grant date

•	Exercise price equal to the closing price of a share on the grant date

•	Option term expires 7 years after the grant date

•	Exercisable by cash, check, or where permitted, delivery of already-owned shares, broker-facilitated “cashless exercise”

•	Effect of Termination of Employment/Change in Control

• Death/Disability:	Full vesting	1 year to exercise

• For Cause:	Forfeit all options	N/A

• Redundancy:	Pro-rata vesting (rounded up to one year for terminations in the first year)	1 year to exercise

• Mutually Agreed Termination or Resignation:	Forfeit all unvested options	90 days to exercise

• Retirement:	Default is forfeit all unvested options, but if retirement is with 10 years of service Committee may provide for pro-rata vesting (rounded up to one year for retirements in the first year)	5 years to exercise

• Change in Control:	Full vesting	N/A

•	Subject to payment of exercise price, withholding taxes, securities law and any consents requested by the company; not transferable unless Committee so provides; mandatory arbitration

•	Forfeiture of vested and unvested options may occur upon breach of confidentiality, non-solicitation and non-competition

3-Year Pro-Rata Vesting

MF GLOBAL LTD.

AMENDED AND RESTATED

2007 LONG TERM INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

This Agreement (this “Agreement”) sets forth the terms and conditions of the award (this “Award”) granted to the recipient set forth in Section 2 (the “Grantee”) by MF Global Ltd., a Bermuda exempted company (the “Company”), under the MF Global Ltd. Amended and Restated 2007 Long Term Incentive Plan (the “Plan”), of an option (this “Option”) to purchase common shares of the Company, par value U.S. $1.00 per share (the “Shares”), on the terms and conditions set forth herein.

1. The Plan. This Award is made pursuant to the Plan, a copy of which has been made available to the Grantee, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement and any Annex that are not defined in this Agreement or such Annex have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

2. Award. Effective as of the date set forth below (the “Grant Date”), the Company hereby grants to the Grantee as compensation for the Grantee’s service as an employee of the Company (or any Subsidiary or Affiliate), the right and option to purchase, subject to the terms, conditions and provisions of this Agreement and the Plan, all or any part of the aggregate number of Shares set forth below (the Shares that are deliverable to the Grantee pursuant to exercise of this Option, the “Option Shares”) at a purchase price per Share that will be equal to the Fair Market Value of a Share on the Grant Date (the “Option Price”). No part of this Option is intended to be an Incentive Share Option.

Name of Grantee: [Employee Name]

Grant Date: [—]

Number of Shares: [—]

Option Price: $[—]

Until the Option Shares are issued to the Grantee pursuant to Section 9, the Grantee has no rights as a shareholder of the Company. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY FORFEITURE PROVISIONS SET FORTH IN

SECTION 15 OR ANY ANNEX TO THIS AGREEMENT (WHERE APPLICABLE), THE DATA PRIVACY CONSENT SET FORTH IN SECTION 19, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN SECTION 20, THE ELECTRONIC DELIVERY CONSENT SET FORTH IN SECTION 21 AND THE ACCEPTANCE PROVISIONS SET FORTH IN SECTION 22.

3. Vesting. Except as otherwise provided in Sections 5, 6, and 22 or the terms of any employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate), this Option will vest in respect of one-third of the Option Shares on each of the first, second and third anniversaries of the Grant Date (each such anniversary, a “Vesting Date”) and will be exercisable only to the extent that it has vested. Except as otherwise provided in Sections 5 and 6 or the terms of any employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate), there will be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting will occur only on the appropriate Vesting Date.

4. Term of Option. This Option will expire at 5:00 p.m. (Eastern Time) on the seventh anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Sections 5 or 6 of this Agreement. Upon expiration of this Option, this Option will automatically be forfeited and canceled by the Company and will immediately cease to be exercisable.

5. Termination of Employment. Subject to the terms of any employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate) or as determined by the Committee, if the Grantee’s employment with the Company and its Subsidiaries and Affiliates terminates for any reason prior to the final Vesting Date, to the extent this Option has not yet vested in accordance with Sections 3 and 6, it will automatically be forfeited and cancelled by the Company upon such termination of employment, and to the extent (and only to the extent) that any portion of this Option has previously vested on or prior to the date the Grantee’s employment terminates, that portion of this Option may be exercised by the Grantee no later than 90 days after the date of such termination (but in no event later than the Expiration Date), except as follows.

(a) By the Company for Cause. If the Grantee’s employment is terminated by the Company (or any Subsidiary or Affiliate) for Cause, upon such termination of employment this Option will automatically be forfeited in full and cancelled by the Company and any portion of this Option that had previously vested will immediately cease to be exercisable. For purposes of this Agreement, “Cause” means the Grantee’s (i) conviction, or plea of nolo contendere (or a similar plea), in a criminal proceeding; (ii) misconduct; (iii) dishonesty; (iv) violation of any law, rule, regulation of any governmental authority, securities exchange or association or any other regulatory or self-regulatory body or agency applicable to the Grantee or the Company (or any Subsidiary or Affiliate), or any material violation of the Company’s (or any Subsidiary’s or Affiliate’s) policies or procedures; (v) willful or repeated failure or refusal to perform the Grantee’s duties satisfactorily; (vi) engaging in any activity deemed by the Committee to be contrary or harmful to the interests of the Company (or any Subsidiary or Affiliate); or (vii) such other or different circumstances as the Committee may determine to constitute Cause; in each case as determined by the Committee, which determination will be final, binding and conclusive; provided, however, that if “Cause” is defined in an employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate), that definition will apply in lieu of the definition set forth herein.

(b) Death or Disability. If the Grantee’s termination of employment is due to the Grantee’s death or Disability, this Option will immediately vest in full as of the date of such termination and to the extent that this Option is vested on the date of such termination (after giving effect to the accelerated vesting provided for in this Section 5(b)), this Option may be exercised by the Grantee (or the Grantee’s estate or guardian, as the case may be) no later than one year after the date of such termination, but in no event later than the Expiration Date. For purposes of this Agreement, “Disability” means the Grantee’s total and permanent disability in accordance with the Company’s long-term disability plan, or if no such plan is applicable to the Grantee, as determined by the Committee in its sole discretion; provided, however, that if “Disability” is defined in an employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate), that definition will apply in lieu of the definition set forth herein.

(c) Retirement. If the Grantee’s termination of employment is by reason of Retirement and if the Grantee has completed at least 10 years of continuous service with the Company and its Subsidiaries and Affiliates (including service with any Man Group plc entity before the Effective Date of the Plan) at the time of such termination (or such shorter period of service as determined by the Committee), the Committee may in its sole discretion provide that this Option (i) will not be forfeited, but will remain outstanding and continue to vest in accordance with this Agreement notwithstanding the Grantee’s termination of employment or (ii) will vest on a pro rata basis, such that effective as of the date of such termination, this Option will be vested in respect of the aggregate number of Option Shares initially subject to this Option (taking into account any portion of this Option which has previously vested and/or been exercised) multiplied by the greater of (A) one-third and (B) a fraction, the numerator of which is the number of days that have elapsed from and including the Grant Date through the date of the Grantee’s termination of employment, and the denominator of which is 1,095 (the “Pro-Rata Portion”), and this Option in respect of the remainder of the Option Shares will be forfeited. To the extent that this Option is vested on the date of the Grantee’s termination for Retirement or thereafter (after giving effect to any accelerated or continued vesting that may be provided for by the Committee pursuant to this Section 5(c)), this Option may be exercised by the Grantee no later than five years after the date of such termination, but in no event later than the Expiration Date. For purposes of this Agreement, “Retirement” means a termination after age 60 in accordance with the retirement policies of the Company (or, as applicable, one of its Subsidiaries or Affiliates).

(d) Redundancy. If the Grantee’s employment is terminated by the Company (or any Subsidiary or Affiliate) for reasons of Redundancy (which for avoidance of doubt does not include a termination for death, Disability, Retirement or Cause), subject to the Grantee’s delivering to the Company and not revoking a general release of all claims in such form and substance satisfactory to the Company within 55 days following the date of such termination, this Option will vest in respect of the Pro-Rata Portion of Option Shares as of the date of the Grantee’s termination of employment, and the remainder of this Option will be forfeited. To the extent that this Option is vested on the date of the Grantee’s termination for reasons of Redundancy (after giving effect to any accelerated vesting that may be provided for by the Committee pursuant to this Section 5(d)), this Option may be exercised by the Grantee no later than one year after the date of such termination, but in no event later than the Expiration Date. For purposes of this Agreement, whether a termination of the Grantee’s employment is for reasons of “Redundancy” will be determined by the Committee in its sole discretion.

6. Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon a Change in Control, this Option will vest in full and, subject to applicable law, become exercisable in accordance with Section 13 of the Plan.

7. Manner of Exercise.

(a) Share Option Exercise Agreement. To exercise this Option, the Grantee (or in the case of exercise after the Grantee’s death, the Grantee’s executor, administrator, heir or legatee, as applicable) must deliver to the Company (or its designee) an executed share option exercise agreement in such form as may be required by the Company from time to time (the “Exercise Agreement”), which will set forth, inter alia, the Grantee’s election to exercise this Option and the number of Option Shares being purchased. If someone other than the Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

(b) Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable foreign, federal and state securities laws, as they are in effect on the date of exercise. In addition, this Option may not be exercised if the Committee determines that an event constituting Cause has occurred during the Grantee’s employment with the Company and its Subsidiaries and Affiliates.

(c) Payment. The Exercise Agreement will be accompanied by full payment of the Option Price for each of the Option Shares being purchased by the Grantee (such aggregate amount, the “Exercise Price”) in cash (or by certified check), or where permitted by law:

(i) by tender of Shares (that unless otherwise determined by the Committee, are free and clear of all liens, claims, encumbrances or security interests) having a Fair Market Value (determined on the date of exercise) equal to the Exercise Price;

(ii) provided that a public market for the Shares exists: (A) through a “same day sale” commitment from the Grantee and an independent broker-dealer that is acceptable to the Company (a “Broker-Dealer”) whereby the Grantee irrevocably elects to exercise this Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price and whereby the Broker-Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or (B) through a “margin” commitment from the Grantee and a Broker-Dealer whereby the Grantee irrevocably elects to exercise this Option and to pledge the Option Shares so purchased to the Broker-Dealer in a margin account as security for a loan from the Broker-Dealer in the amount of the Exercise Price, and whereby the Broker-Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company;

(iii) by any combination of the foregoing; or

(iv) at the discretion of the Committee, such other method as may be prescribed from time to time.

8. Tax Withholding. Prior to the issuance of the Option Shares upon exercise of this Option or as otherwise required by any local laws, the Grantee will pay, or otherwise provide for to the satisfaction of the Company, any applicable federal, state, local and foreign tax and social security withholding obligations of the Company. To the extent permitted by law, the Grantee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Option Shares with a Fair Market Value (determined as of the date of exercise) equal to the statutory minimum amount of taxes required to be withheld. In such case, the Company will issue the net number of Option Shares to the Grantee by deducting the Option Shares retained from the Option Shares issuable upon exercise of this Option. If the Grantee fails to make such payment or otherwise satisfy such obligations, the Company shall, to the extent permitted by law, have the right (but not the obligation) to deduct from any payment of any kind otherwise due to the Grantee (including Option Shares hereunder) any federal, state, local or foreign tax and social security withholding obligations with respect to the Option Shares issuable upon exercise of this Option.

9. Issuance of Option Shares. On or as promptly as is practicable after the receipt of the Exercise Agreement, payment of the Exercise Price and satisfaction of applicable withholding requirements, the Company will issue the Option Shares registered in the name of the Grantee, the Grantee’s authorized assignee or the Grantee’s legal representative, as applicable, and, upon request, will deliver certificates representing the Option Shares with the appropriate legends affixed thereto. The Company may reasonably postpone the issuance of the Option Shares until it receives satisfactory proof that the issuance of such Option Shares will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state or foreign law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. The Grantee understands that the Company is under no obligation to register or qualify the Option Shares with the SEC, any state securities commission or any securities exchange to effect such compliance.

10. Legends and Trading Policies. The Company may reasonably restrict the sale, transfer or other disposition of the Option Shares until it receives satisfactory proof that the disposition will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state or foreign law relating to the sale, transfer or other disposition of securities, or until there has been compliance with the provisions of such acts or rules. The Company may affix to certificates representing Option Shares issued pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Grantee may be subject under a separate agreement with the Company (or any Subsidiary or Affiliate)). The Company may advise the transfer agent to place a stop order against any legended Option Shares. To the extent applicable, the Grantee agrees that he or she will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her upon exercise of this Option except in accordance with the Company’s insider trading policy regarding the sale and disposition of securities owned by employees of the Company (or any Subsidiary or Affiliate).

11. Non-Transferability of Option. Except as otherwise may be provided by the Committee, this Option may not be transferred in any manner other than by will, by the laws of descent and distribution, or subject to the prior written consent of the Committee (a) by instruments to an inter vivos or testamentary trust in which this Option is passed to beneficiaries upon the death of the Grantee or (b) by gift to Immediate Family, which will include for purposes of this Agreement a family limited partnership or any similar entity which is primarily for the benefit of the Grantee and the Grantee’s Immediate Family, and may be exercised during the lifetime of the Grantee only by the Grantee or the Grantee’s legal representative.

12. Privileges of Share Ownership. The Grantee will not have any of the rights of a shareholder of the Company with respect to any Option Shares (and, for avoidance of doubt, will not be deemed to own any Option Shares for purposes of any employment or similar agreement or otherwise) until the Option Shares are issued to the Grantee.

13. Entire Agreement. This Agreement (together with any Annex), the Plan, the Exercise Agreement and any such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the Company and the Grantee with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee. In the event of any conflict between the Plan and this Agreement, the provisions of this Agreement shall govern. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement; provided, that, notwithstanding the foregoing, no such amendment shall materially impair the Grantee’s rights under this Agreement without the Grantee’s consent (or the consent of the Grantee’s estate, if such consent is obtained after the Grantee’s death). Any amendment of this Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

14. Employment Rights.

(a) No Obligation to Employ. Nothing in the Plan or this Agreement will confer on the Grantee any right to continue to serve as an employee of, or to continue in any other relationship with, the Company (or any Subsidiary or Affiliate), or limit in any way the right of the Company (or any Subsidiary or Affiliate) to terminate the Grantee’s employment or other relationship at any time, with or without Cause.

(b) Discretion. The Grantee shall not be entitled, and by accepting this Option, he or she shall be deemed to have waived any possible entitlement, to any compensation for any loss he or she may suffer as a result of the exercise, or the failure to exercise, any of the discretions under the Plan, even if such exercise (or failure to exercise) constitutes a breach of contract by the Company (or any Subsidiary or Affiliate) or a breach of any other duty owed by the Company (or any Subsidiary or Affiliate) or gives rise to any other claim whatsoever.

(c) Compensation. If the Grantee shall cease to be employed by or hold office in the Company (or any Subsidiary or Affiliate) for any reason whatsoever, including as a result of being wrongfully or unfairly dismissed, he or she shall not be entitled, and by accepting this Option, he or she shall be deemed to have waived any possible entitlement, to any sum or benefit to compensate him or her for any consequential loss or curtailment of any right or benefit accrued or in prospect under the Plan, and any such loss or curtailment shall not form part of any claim for damages for breach of any contract of employment of or compensation for unfair or wrongful dismissal or any other claim whatsoever.

(d) Claims. By accepting this Option, the Grantee agrees that the waivers and exclusions contained in Sections 14(a), 14(b), 14(c) and this Section 14(d) apply in relation to any claim he or she may have against the Company or any Subsidiary or any Affiliate which employs (or has employed) him or her and any officer or employee thereof, as well as to the Company (if it is not the employing entity) and its officers and employees. Such waivers and exclusions are enforceable by those persons in their own right. The Plan may be terminated or varied without the consent of those persons but not so as to limit or remove the waivers or exclusions in respect of matters which had arisen before the date of the termination or variation.

15. Forfeiture upon Breach of Confidentiality, Noncompetition and Nonsolicitation Restrictions. The Grantee agrees that cancellation of this Agreement and forfeiture of all vested and unvested Options will result if the Grantee breaches the restrictive covenants set forth in any employment or similar agreement between the Grantee and the Company (or any Subsidiary or Affiliate) or in any Annex to this Agreement, the provisions of which are incorporated into this Agreement by reference.

16. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Head of Human Resources of the Company at its principal corporate offices in New York, New York (United States of America). Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of the Company (or any Subsidiary or Affiliate). All notices will be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); two business days after deposit with any return receipt express international courier (prepaid); one business day after deposit with any return receipt express United States courier (prepaid); or one business day after transmission by confirmed facsimile (with a notice contemporaneously given by another method specified in this Section 16).

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all the provisions of the Plan and this Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

18. Adjustments. In the event of any change in the outstanding Shares after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee will make such equitable substitution or adjustment (including cash payments) as provided for under Section 5 of the Plan in order to preserve the value of this Award.

19. Data Privacy Consent. In order to administer the Plan and this Award, the Company may process personal data about the Grantee. Such data may include, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as the Grantee’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Shares held in the Company, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan and this Award. By accepting this grant, the Grantee hereby gives explicit consent to the Company (a) to process any such personal data and (b) to transfer any such personal data outside the country in which the Grantee works or is employed, including, if the Grantee is a non-United States resident, to the United States, to transferees who will include the Company, its Subsidiaries and Affiliates, and to other persons who are designated by the Company to administer the Grantee’s participation in the Plan (including without limitation to any broker or other third party with whom the Option Shares acquired on exercise of this Option may be deposited).

20. Arbitration/Choice of Forum.

(a) Any dispute, controversy or claim between the Company and the Grantee, arising out of or relating to or concerning the Plan or this Agreement (including any Annex), will be finally settled by arbitration in New York, New York, United States of America (or, if the Grantee is a non-United States resident, in London, England) before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the “NYSE”) or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) (or, if the Grantee is a non-United States resident, the International Centre for Dispute Resolution) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by the Grantee must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Section is subject to the provisions of Sections 20(b) and (c) below.

(b) THE COMPANY AND THE GRANTEE HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 20(a) OF THIS AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and the Grantee acknowledge that the forum designated by this Section 20(b) has a reasonable relation to the Plan, this Agreement, and to the Grantee’s relationship with the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 20.

(c) The agreement by the Grantee and the Company as to forum is independent of the law that may be applied in the action, and the Grantee and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. The Grantee and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which the Grantee or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 20(b). The Grantee and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Agreement in any forum other than a forum described in this Section 20. The Grantee and the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Grantee and the Company.

(d) The Grantee irrevocably appoints the Secretary of the Company as the Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Agreement which is not arbitrated pursuant to the provisions of Section 20(a), who will promptly advise the Grantee of any such service of process.

(e) The Grantee hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 20, except that the Grantee may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to the Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute), or as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). Nothing in this Agreement prohibits the Grantee from providing truthful testimony concerning the Company (or any Subsidiary or Affiliate) to governmental, regulatory or self-regulatory authorities.

(f) The Grantee recognizes and agrees that prior to the grant of this Award the Grantee has no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, the Grantee expressly waives any right to contest the amount of this Award, terms of this Agreement, or any determination, action or omission hereunder or under the Plan made or taken in good faith by the Committee, the Company or the Board, or any amendment to the Plan or this Agreement (other than an amendment to which the Grantee’s consent is expressly required by Section 13 or Section 14 of the Plan) and the Grantee expressly waives any claim related in any way to this Award including any claim based on any promissory estoppel or other theory in connection with this Award and the Grantee’s employment with the Company (or any Subsidiary or Affiliate).

21. Electronic Delivery. The Company, in its sole discretion, may decide to deliver any documents related to the Plan, this Option or future Awards that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery, including by accessing such documents on a website, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. In addition, the Company may choose to provide and deliver certain statutory and/or bye-law materials or documents relating to the Plan in electronic form. The Grantee hereby further consents to receive the Plan prospectus, the Company’s annual report and proxy statement and other required documents in an electronic format. The Grantee may at any time elect to receive paper copies of these documents by contacting the Secretary of the Company with this request.

22. Acceptance. The vesting of this Award is contingent on the Grantee accepting this Award and agreeing to its terms (including the forfeiture provisions set forth in Section 15). If the Grantee does not sign in the signature block set forth below and return an executed copy of this Agreement to the Head of Human Resources of the Company at its principal corporate offices in New York, New York (United States of America) (or, if the Grantee does not accept and agree to the terms of this Award through an electronic grant notification system maintained by or on behalf of the Company) on or before on or before —, 2009, this Award will not vest and will automatically be forfeited and cancelled by the Company.

23. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA) WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Annex